Viseon, Inc.
                    545 E. John Carpenter Freeway, Suite 1430
                                Irving, TX 75062
December 18, 2002

John O'Donnell
Chairman and CEO
Comlink Management Services, Inc.
1500 Fairway, #1201
Lewisville, TX 75057

Dear John,

This letter is intended to memorialize our agreement regarding the sale of Viseon's existing service business and service contracts to Comlink. Comlink shall purchase the account list and assume the service liabilities of certain accounts currently serviced by Viseon. A list of the accounts purchased by Comlink is attached as Exhibit A and is hereinafter referred to as the Purchased Accounts.

Comlink shall have the exclusive right to prospect the Purchased Accounts for future group video conferencing equipment sales. Viseon shall not provide or sell the list of Purchased Accounts to any other person or entity nor attempt to sell new Group Video Conferencing equipment to the Purchased Accounts either directly or indirectly. Viseon reserves the right to continue to sell Personal Video Conferencing products to the Purchased Accounts as well as the exclusive right to sell Group and Personal Video Conferencing products to accounts on Exhibit B hereinafter referred to as the Excluded Accounts. Comlink shall not attempt to sell equipment of any type to the Excluded Accounts.

Personal Video Conferencing products shall be defined as hardware based video conferencing systems having a retail price of less than $1500.00 (fifteen hundred dollars, U.S.). Group Video Conferencing systems shall be defined as video conferencing hardware and software products having a retail price in excess of $1500.00 (fifteen hundred dollars).

Comlink shall provide services and support for the Purchased Accounts to the standards provided by Viseon to the Purchased Accounts in the past and pursuant to the various service contracts signed with Viseon by each customer. Viseon shall have no obligation to Comlink whatsoever in conjunction with the provision of services and support of any kind. Viseon agrees to assign to Comlink any rights it may have as to warranty claims with the vendors of the original equipment or with the original equipment manufacturers of equipment provided to customers on Exhibit A.

Comlink shall pay Viseon One Dollar as the total consideration for this agreement along with the assumption of the service liabilities, if any. This agreement shall be effective December 11, 2002.



Page 2

If this outlines our entire agreement correctly, please indicate your acceptance of the terms herein by signing in the space below.

Agreed and Accepted


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John Harris, Chief Executive Officer                                  Date
Viseon, Inc.

Agreed and Accepted


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John O'Donnell, Chief Executive Officer                            Date
Comlink, Inc.